UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIFETIME BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	11-2682486
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1000 Stewart Avenue
Garden City, New York 11530
(516) 683-6000
(Address of Principal Executive Offices & Zip Code)

LIFETIME BRANDS, INC.
2000 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Jeffrey Siegel
1000 Stewart Avenue
Garden City, New York 11530
(Name and address of agent for service)

(516) 683-6000
(Telephone number, including area code, of agent for service)

Copies to:

Laurence Winoker
Samuel B. Fortenbaugh III	Lifetime Brands, Inc.
45 Rockefeller Plaza, Suite 2000	1000 Stewart Avenue
New York, New York 10111	Garden City, New York 11530
(212) 332-7148	(516) 683-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Number of Shares to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)(3)
Common Stock, $.01 par value per share	700,000	$10.50	$7,350,000	$1,002.54

(1)
Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the “Securities Act”), the number of shares being registered shall include an indeterminate number of additional shares of common stock or common stock which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the Lifetime Brands, Inc. 2000 Long-Term Incentive Plan, as amended (the “Plan”).

(2)
Calculated pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act, based upon the average of the reported high and low sales prices for the Registrant’s common stock as reported on the NASDAQ Global Select Market on January 22, 2013.  The foregoing calculation is solely for the purpose of determining the registration fee.

(3)	Calculated pursuant to Section 6(b) of the Securities Act as follows: Proposed maximum aggregate offering price multiplied by .0001364.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 700,000 shares of the common stock, par value $0.01 per share (“Common Stock”), of Lifetime Brands, Inc (the “Company”) that may be offered and sold under the Plan, which was approved at the Company’s annual meeting held on June 13, 2012.

INCORPORATION BY REFERENCE

The contents of the Company’s previously filed (i) Registration Statement on Form S-8 (Registration No. 333-105382) filed with the Securities and Exchange Commission (the “Commission”) on May 19, 2003 and (ii) Registration Statement on Form S-8 (Registration No. 333-146017) filed with the Commission on September 12, 2007  and (iii) Registration Statement on Form S-8 (Registration No. 333-162734) filed with the Commission on October 29, 2009 are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference in this Registration Statement:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Commission on March 9, 2012 which contained audited consolidated financial statements for the most recent fiscal year for which such statements have been filed;

(b) The Company’s Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011, filed with the Commission on April 30, 2012;

(c) The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, filed with the Commission on May 4, 2012;

(d) The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012, filed with the Commission on August 8, 2012;

(e) The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012, filed with the Commission on November 8, 2012;

(f) The Company’s Current Reports on Form 8-K filed with the Commission on March 8, 2012, April 16, 2012, April 30, 2012, May 3, 2012, June 15, 2012, August 2, 2012, August 7, 2012, November 8, 2012, December 21, 2012, January 17, 2013; and

(g) The description of the Company’s Common Stock contained in the Registration Statement on Form 8-A as filed with the Commission on May 6, 1991, and as amended on May 23, 1991, including any amendments or reports filed for the purpose of updating the description of our Common Stock that is incorporated by reference therein.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 8.	Exhibits.

4.1
Second Restated Certificate of Incorporation of Lifetime Brands, Inc. (filed as an Exhibit to the Registrant’s Annual Report on Form 10-K for the Year Ended December 31, 2005 and incorporated by reference herein).

4.2	Amended and Restated By-Laws of Lifetime Brands, Inc. (filed as an Exhibit to the Registrant’s Form 8-K dated November 1, 2007 and incorporated by reference herein).

4.3	2000 Long-Term Incentive Plan, as amended (filed as an Exhibit to the Registrant’s Form 8-K dated June 15, 2012 and incorporated by reference herein).

5.1	Opinion of Samuel B. Fortenbaugh III.

15	Letter re unaudited interim financial information

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Samuel B. Fortenbaugh III (included in Exhibit 5.1).

24	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Garden City, State of New York, on January 25, 2013.

LIFETIME BRANDS, INC.

By:	/s/ Jeffrey Siegel
Jeffrey Siegel
Chairman of the Board of Directors, Chief Executive Officer,
President and Director

POWER OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Laurence Winoker as his or her attorney-in-fact to sign on his or her behalf individually and in the capacity stated below and to file all supplements, amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or any amendment or supplement thereto, and such attorney-in-fact may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Siegel	Chairman of the Board of Directors,	January 25, 2013
Jeffrey Siegel	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Ronald Shiftan	Vice Chairman of the Board of Directors,	January 25, 2013
Ronald Shiftan	Chief Operating Officer and Director

/s/ Laurence Winoker	Senior Vice-President—Finance,	January 25, 2013
Laurence Winoker	Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Craig Phillips	Senior Vice-President—Distribution and Director	January 25, 2013
Craig Phillips

/s/ David Dangoor	Director	January 25, 2013
David Dangoor

/s/ Michael Jeary	Director	January 25, 2013
Michael Jeary

/s/ John Koegel	Director	January 25, 2013
John Koegel

/s/ Cherrie Nanninga	Director	January 25, 2013
Cherrie Nanninga

/s/ Michael Regan	Director	January 25, 2013
Michael Regan

/s/ William Westerfield	Director	January 25, 2013
William Westerfield

EXHIBITS

Exhibit	Description

4.1
Second Restated Certificate of Incorporation of Lifetime Brands, Inc. (filed as an Exhibit to the Registrant’s Annual Report on Form 10-K for the Year Ended December 31, 2005 and incorporated by reference herein).

4.2	Amended and Restated By-Laws of Lifetime Brands, Inc. (filed as an Exhibit to the Registrant’s Form 8-K dated November 1, 2007 and incorporated by reference herein).

4.3	2000 Long-Term Incentive Plan, as amended (filed as an Exhibit to the Registrant’s Form 8-K dated June 15, 2012 and incorporated by reference herein).

5.1	Opinion of Samuel B. Fortenbaugh III.

15	Letter re unaudited interim financial information

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Samuel B. Fortenbaugh III (included in Exhibit 5.1).

24	Power of Attorney (included on signature page).